Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On June 10, 2025, Global Net Lease, Inc. (“GNL” or the “Company”, “we” “our,” or “us”) completed the sale of 28 properties (the “Second Closing”) to RCG Venture Holdings, LLC (“RCG”) pursuant to a purchase and sale agreement, dated as of February 25, 2025 (the “PSA”). Under the PSA, the Company agreed to sell 100 multi-tenant retail properties (the “Multi-Tenant Retail Portfolio”) to RCG (the “RCG Multi-Tenant Retail Disposition”). The tenant at one property, which was part of the Multi-Tenant Retail Portfolio, exercised its right of first refusal and will be purchasing the property at a later date. As a result, a total of 99 properties are expected to be sold to RCG. In connection with the Second Closing, approximately $256.3 million of secured debt was assumed by RCG (for additional information see Note B in the notes to the unaudited pro forma consolidated balance sheet as of March 31, 2025 presented below).

Under the PSA, the base purchase price was approximately $1.780 billion, of which approximately $1.067 billion related to the sale of 59 properties in the first closing which occurred on March 25, 2025 (the “First Closing”) and approximately $395.0 million related to the Second Closing. The base purchase price is subject to various adjustments as described in more detail in Note C in the notes to the unaudited pro forma consolidated balance sheet as of March 31, 2025 presented below.

The RCG Multi-Tenant Retail Disposition is expected to be fully consummated upon the third and final closing during the second quarter of 2025, comprised of 12 properties secured by a $210.0 million mortgage from Société Générale and UBS AG. The closing of these remaining 12 properties is subject to a number of customary conditions, including, but not limited to, the consent of certain of the Company’s existing lenders (noted above) for RCG to assume the debt secured by these 12 properties.

The following unaudited pro forma consolidated financial information of the Company as of March 31, 2025 and for the years ended December 31, 2024 and 2023, has been prepared for informational purposes only in accordance with Article 11 of Regulation S-X. The unaudited pro forma consolidated balance sheet included herein as of March 31, 2025 gives effect to the Second Closing as if it closed on March 31, 2025. The unaudited pro forma consolidated statement of operations for the fiscal year ended December 31, 2024, gives effect to the First Closing and the Second Closing as if each had closed on January 1, 2024. The unaudited pro forma consolidated financial information of the Company for the fiscal quarter ended March 31, 2025 is not included herein since the results of operations of the Multi-Tenant Retail Portfolio is presented entirely in discontinued operations, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Also, estimated remaining transaction costs have been pushed back and are reflected in the unaudited pro forma consolidated financial information for the fiscal year ended December 31, 2024.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2023 is included to reflect the impact of discontinued operations resulting from the sale of the properties in the First Closing and the Second Closing (the properties sold in each such closing, as applicable, the “Disposal Group”). An unaudited pro forma consolidated statement of operations for the year ended December 31, 2022 is not presented since the Multi-Tenant Retail Portfolio was acquired in September of 2023.

The unaudited pro forma consolidated financial information of the Company reflects the following:

•	The removal of the assets, liabilities and historical operating results of the properties sold in the Second Closing. In addition, the annual income statements also reflect the removal of the properties sold in the First Closing, the impact of which is currently included only in the historical results for the first quarter ended March 31, 2025;

•	The assumption of two mortgages by RCG;

•	Consideration received from RCG; and

•	Recognition of the gain on sale, net of estimated selling costs.

The unaudited pro forma consolidated financial statements of the Company are based on information currently available, including certain assumptions which are subject to change and may not be realized, and such information represents our best estimates based on information currently available and may differ from those presented within our future filings with the Securities and Exchange Commission beginning with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

The unaudited pro forma consolidated financial statements of the Company are not necessarily indicative of what the Company’s financial condition or results of operations would have been for the periods presented, nor are they representative of the future financial condition or results of operations of the Company. These financial statements should be read in conjunction with the following documents:

•	The unaudited consolidated financial statements of the Company for the quarter ended March 31, 2025, and their accompanying notes, included in GNL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

•	The audited consolidated financial statements of the Company for the year ended December 31, 2024, and their accompanying notes, included in GNL’s Annual Report on Form 10-K for the year ended December 31, 2024.

GLOBAL NET LEASE, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2025

(In thousands, except share and per share amounts)

		Second Closing Transaction Accounting Adjustments
	GNL Historical	Removal of the Disposal Group	Other Adjustments		GNL Pro Forma
	(A)	(B)	(C)
ASSETS
Real estate investments, at cost:
Land	$755,520	$—	$—		$755,520
Buildings, fixtures and improvements	3,972,434	—	—		3,972,434
Construction in progress	2,024	—	—		2,024
Acquired intangible lease assets	648,368	—	—		648,368
Total real estate investments, at cost	5,378,346	—	—		5,378,346
Less accumulated depreciation and amortization	(1,016,159)	—	—		(1,016,159)
Total real estate investments, net	4,362,187	—	—		4,362,187
Assets held for sale	171,675	—	—		171,675
Assets related to discontinued operations	670,483	(364,474)	—		306,009
Cash and cash equivalents	147,047	—	129,704	(C-1)	276,751
Restricted cash	59,144	—	(8,857)	(C-2)	50,287
Derivative assets, at fair value	327	—	—		327
Unbilled straight-line rent	92,757	—	—		92,757
Operating lease right-of-use asset	67,461	—	—		67,461
Prepaid expenses and other assets	51,360	—	—		51,360
Multi-tenant retail disposition receivable, net	108,729	—	5,483	(C-3)	114,212
Deferred tax assets	4,915	—	—		4,915
Goodwill	44,842	—	—		44,842
Deferred financing costs, net	8,407	—	—		8,407
Total Assets	$5,789,334	$(364,474)	$126,330		$5,551,190

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,774,116	$—	$—		$1,774,116
Revolving credit facility	547,406	—	—		547,406
Senior notes, net	911,416	—	—		911,416
Acquired intangible lease liabilities, net	20,441	—	—		20,441
Derivative liabilities, at fair value	2,679	—	—		2,679
Accounts payable and accrued expenses	47,789	—	(4,079)	(C-4)	43,710
Operating lease liability	40,673	—	—		40,673
Prepaid rent	14,389	—	—		14,389
Deferred tax liability	5,991	—	—		5,991
Dividends payable	11,990	—	—		11,990
Real estate liabilities held for sale	1,377	—	—		1,377
Liabilities related to discontinued operations	495,515	(279,208)	—		216,307
Total Liabilities	3,873,782	(279,208)	(4,079)		3,590,495
Commitments and contingencies	—	—	—		—
Stockholders’ Equity:					—
7.25% Series A cumulative redeemable preferred stock, $0.01 par value, liquidation preference $25.00 per share, 9,959,650 shares authorized, 6,799,467 shares issued and outstanding as of March 31, 2025 and December 31, 2024	68	—	—		68
6.875% Series B cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 11,450,000 shares authorized, 4,695,887 shares issued and outstanding as of March 31, 2025 and December 31, 2024	47	—	—		47
7.500% Series D cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 7,933,711 shares authorized, issued and outstanding as of March 31, 2025 and December 31, 2024	79	—	—		79
7.375% Series E cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 4,595,175 shares authorized, issued and outstanding as of March 31, 2025 and December 31, 2024	46	—	—		46
Common stock, $0.01 par value, 250,000,000 shares authorized, 228,730,355 and 231,051,139 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	3,617	—	—		3,617
Additional paid-in capital	4,342,134	—	—		4,342,134
Accumulated other comprehensive loss	(15,755)	—	—		(15,755)
Accumulated deficit	(2,414,684)	(85,266)	130,409		(2,369,541)
Total Stockholders’ Equity	1,915,552	(85,266)	130,409		1,960,695
Non-controlling interest	—	—	—		—
Total Equity	1,915,552	(85,266)	130,409		1,960,695
Total Liabilities and Equity	$5,789,334	$(364,474)	$126,330		$5,551,190

The accompanying notes are an integral part of these consolidated financial statements.

GLOBAL NET LEASE, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The above unaudited pro forma consolidated financial statement presentation has been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of the Company. Certain assumptions regarding the operations of the Company have been made in connection with the preparation of these unaudited pro forma consolidated financial statements. These assumptions are as follows:

Adjustments to Pro Forma Consolidated Balance Sheet

(A) Represents the Company’s historical consolidated balance sheet as of March 31, 2025, which was derived from the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

(B) Represents the removal of the historical consolidated balance sheet amounts of the 28 properties sold in the Second Closing as of March 31, 2025. Also, includes the removal of approximately $256.3 million in mortgage debt, secured by the 28 properties sold in the Second Closing, which was assumed by RCG. The original mortgage, provided by Barclays Capital Real Estate Inc., Société Générale, KeyBank, and Bank of Montreal, had a principal balance of $260.0 million and was secured by 29 properties. Prior to the Second Closing, approximately $3.7 million of the original mortgage was released and allocated to a property, which was part of the Multi-Tenant Retail Portfolio, whose tenant exercised a right of first refusal and who will be purchasing the property from the Company at a later date.

(C) Represents other transaction adjustments related to the Second Closing as follows:

	(in thousands)	Amount
	Second Closing contract sale price	$395,124
	Adjustments:
	Amounts held in escrow	(1,858)
(C-4)	Property operating cost prorations and other expense adjustments at closing	(4,079)
	Amounts due to RCG for tenant improvements and leasing commissions	(1,294)
	Adjustments for leasing activity(a)	(7,506)
	Closing costs related to Second Closing	(3,266)
	Adjusted contract sale price	377,121
	Mortgage assumed by RCG (see Note B above)	(256,274)
(C-2)	Lender escrows assumed by RCG	8,857
(C-1)	Net cash received from RCG at the Second Closing	$129,704

(a)  Primarily represents adjustments for leasing activity as outlined in the PSA. Primarily relates to (i) leases either excluded completely from, or added to, the Second Closing contract sale price and (ii) leases which the Company may collect the related cash consideration after the Second Closing in accordance with the terms of the PSA.

	(in thousands)	Amount
	Adjusted contract sale price (per table above)	$377,121
(C-3)	Receivable recorded for potential consideration received after the Second Closing (a)	5,483
	Final contract sale price(b)	$382,604

(a)  Represents expected consideration to be received by the Company from RCG for leases in process at the time of, and specifically related to the properties sold in, the Second Closing. As part of the portfolio sold, there are leases that have not yet commenced at the time of the Second Closing. As part of the transaction, we agreed for the Buyer to pay the portion of proceeds attributed to each of those leases when the respective tenants move into their space. This receivable represents the full potential amount to be received less the fair value of the embedded derivative ascribed to these potential commencements. This embedded derivative will be marked to market each period with changes in value being recorded through earnings.

(b)  Defined as the adjusted contract sales price at the Second Closing plus adjustment for cost prorations and receivables recorded for expected consideration to be received by the Company from RCG for leases in process at the time of, and specifically related to the properties sold in, the Second Closing.

GLOBAL NET LEASE, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(In thousands, except share and per share amounts)

		First Closing			Second Closing
		Transaction Accounting Adjustments			Transaction Accounting Adjustments
	GNL Historical	Removal of the Disposal Group	Other Adjustments	GNL Pro Forma	Removal of the Disposal Group	Other Adjustments		GNL Pro Forma
	(A)	(B)	(C)		(D)
Revenue from tenants	$805,010	$(141,664)	$—	$663,346	$(53,380)	$—		$609,966

Expenses:
Property operating	142,497	(50,492)	—	92,005	(15,868)	—		76,137
Impairment charges	90,410	—	—	90,410	—	—		90,410
Merger, transaction and other costs	6,026	—	—	6,026	—	—		6,026
General and administrative	57,734	(1,821)	—	55,913	(303)	—		55,610
Equity-based compensation	8,931	—	—	8,931	—	—		8,931
Depreciation and amortization	349,943	(83,525)	—	266,418	(25,860)	—		240,558
Total expenses	655,541	(135,838)	—	519,703	(42,031)	—		477,672
Operating income (loss) before gain (loss) on dispositions of real estate investments	149,469	(5,826)	—	143,643	(11,349)	—		132,294
Gain (loss) on dispositions of real estate investments	57,015	—	(66,038)	(9,023)	—	45,841	(E)	36,818
Operating income (loss)	206,484	(5,826)	(66,038)	134,620	(11,349)	45,841		169,112
Other income (expense):
Interest expense	(326,932)	929	84,687	(241,316)	17,038	—		(224,278)
Loss on extinguishment and modification of debt	(15,877)	—	—	(15,877)	—	—		(15,877)
Gain (loss) on derivative instruments	4,229	—	—	4,229	—	—		4,229
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	3,249	—	—	3,249	—	—		3,249
Other income	1,720	(551)	—	1,169	(32)	—		1,137
Total other expense, net	(333,611)	378	84,687	(248,546)	17,006	—		(231,540)
Net (loss) income before income tax	(127,127)	(5,448)	18,649	(113,926)	5,657	45,841		(62,428)
Income tax expense	(4,445)	52	—	(4,393)	—	—		(4,393)
Net (loss) income	(131,572)	(5,396)	18,649	(118,319)	5,657	45,841		(66,821)
Preferred stock dividends	(43,744)	—	—	(43,744)	5	—		(43,739)
Net loss attributable to common stockholders	$(175,316)	$(5,396)	$18,649	$(162,063)	$5,662	$45,841		(110,560)

Basic and Diluted Loss Per Common Share:
Net loss per share attributable to common stockholders — Basic	$(0.76)							(0.48)
Net loss per share attributable to common stockholders — Diluted	$(0.76)							$(0.48)
Weighted average common shares outstanding:
Basic	230,440,385							230,440,385
Diluted	230,440,385							230,440,385

The accompanying notes are an integral part of these consolidated financial statements.

GLOBAL NET LEASE, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(In thousands, except share and per share amounts)

		First Closing		Second Closing
		Transaction Accounting Adjustments		Transaction Accounting Adjustments
	GNL Historical	Removal of the Disposal Group	GNL Pro Forma	Removal of the Disposal Group	GNL Pro Forma
	(A)	(B)		(C)
Revenue from tenants	$515,070	$(41,333)	$473,737	$(16,175)	$457,562

Expenses:
Property operating	67,839	(15,249)	52,590	(5,080)	47,510
Operating fees to related parties	28,283	—	28,283	—	28,283
Impairment charges	68,684	—	68,684	—	68,684
Merger, transaction and other costs	54,492	—	54,492	—	54,492
Settlement costs	29,727	—	29,727	—	29,727
General and administrative	40,187	(237)	39,950	(81)	39,869
Equity-based compensation	17,297	—	17,297	—	17,297
Depreciation and amortization	222,271	(27,257)	195,014	(7,977)	187,037
Total expenses	528,780	(42,743)	486,037	(13,138)	472,899
Operating income (loss) before gain (loss) on dispositions of real estate investments	(13,710)	1,410	(12,300)	(3,037)	(15,337)
Gain (loss) on dispositions of real estate investments	(1,672)	—	(1,672)	—	(1,672)
Operating income (loss)	(15,382)	1,410	(13,972)	(3,037)	(17,009)
Other income (expense):
Interest expense	(179,411)	839	(178,572)	5,167	(173,405)
Loss on extinguishment and modification of debt	(1,221)	—	(1,221)	—	(1,221)
Gain (loss) on derivative instruments	(3,691)	—	(3,691)	—	(3,691)
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	—	—	—	—	—
Other income	2,270	8	2,278	(5)	2,273
Total other expense, net	(182,053)	847	(181,206)	5,162	(176,044)
Net (loss) income before income tax	(197,435)	2,257	(195,178)	2,125	(193,053)
Income tax expense	(14,475)	—	(14,475)	—	(14,475)
Net (loss) income	(211,910)	2,257	(209,653)	2,125	(207,528)
Preferred stock dividends	(27,438)	—	(27,438)	—	(27,438)
Net loss attributable to common stockholders	$(239,348)	$2,257	$(237,091)	$2,125	$(234,966)

Basic and Diluted Loss Per Common Share:
Net loss per share attributable to common stockholders — Basic	$(1.71)				$(1.68)
Net loss per share attributable to common stockholders — Diluted	$(1.71)				$(1.68)
Weighted average common shares outstanding:
Basic	142,584,332				142,584,332
Diluted	142,584,332				142,584,332

GLOBAL NET LEASE, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(In thousands, except share and per share amounts)

The above unaudited pro forma consolidated financial statement presentation has been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of the Company. Certain assumptions regarding the operations of the Company have been made in connection with the preparation of these unaudited pro forma consolidated financial statements. These assumptions are as follows:

Adjustments to Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2024

(A) Represents the Company’s historical consolidated statement of operations activity for the year ended December 31, 2024, which was derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

(B) Represents the removal of the historical consolidated statement of operations activity for the 59 properties sold in the First Closing for the year ended December 31, 2024, as presented in the Company’s Unaudited Pro Forma Consolidated Financial Statements filed as Exhibit 99.2 to its Current Report on Form 8-K filed on March 28, 2025.

(C) Represents transaction adjustments related to the First Closing as presented in the Company’s Unaudited Pro Forma Consolidated Financial Statements filed as Exhibit 99.2 to its Current Report on Form 8-K filed on March 28, 2025.

(D) Represents the removal of the historical consolidated statement of operations activity, as well as interest expense, for the 28 properties sold in the Second Closing for the year ended December 31, 2024.

(E) Represents the estimated gain on disposition, calculated as the final contract sale price (approximately $382.6 million) less the net book value of the assets sold (excluding debt assumed by RCG) in the Second Closing as of March 31, 2025 to approximate the net book value as of the Second Closing (approximately $336.8 million).

Year Ended December 31, 2023

(A) Represents the Company’s historical consolidated statement of operations activity for the year ended December 31, 2023, which was derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

(B) Represents the removal of the historical consolidated statement of operations activity for the 59 properties sold in the First Closing for the year ended December 31, 2023 as presented in the Company’s Unaudited Pro Forma Consolidated Financial Statements filed as Exhibit 99.2 to its Current Report on Form 8-K filed on March 28, 2025.

(C) Represents the removal of the historical consolidated statement of operations activity, as well as interest expense, for the 28 properties sold in the Second Closing for the year ended December 31, 2023.